                                                                    Exhibit 23.5


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
Of AerCo Limited (the "company")

As independent public accountants, we hereby consent to the use of our reports dated December 2, 1997 included in the Prospectus, which is part of this Registration Statement, and to all the references to our firm included in or made a part of this Registration Statement on Form F-4 (file no. 333-66973) of AerCo Limited.

/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants
St Helier, Jersey

January 26, 1999